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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-95899 and No. 333-64403) and the Registration Statements on Form S-3 (No. 333-37872 and No. 333-49524) of Cyberian Outpost, Inc. of our report dated March 3, 2000, except for Note 10, as to which the date is August 16, 2000, with respect to the financial statements of CMPExpress.com, Inc. appearing in the Form 8-K/A of Cyberian Outpost, Inc.



                                         /s/ PricewaterhouseCoopers LLP
                                         Philadelphia, Pennsylvania
                                         November 27, 2000